Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 11 dated August 14, 2026 relating to the 5.50% Series B Cumulative Convertible Preferred Stock, of Braemar Hotels & Resorts Inc. shall be filed on behalf of the undersigned.

INFRASTRUCTURE CAPITAL ADVISORS, LLC

By: /s/ Samuel Caffrey-Agoglia
Name: Samuel Caffrey-Agoglia
Title: General Counsel and Chief Compliance Officer

VIRTUS INFRACAP U.S. PREFERRED STOCK ETF, A SERIES OF ETFIS SERIES TRUST I

By: /s/ Samuel Caffrey-Agoglia
Name: Samuel Caffrey-Agoglia
Title: General Counsel and Chief Compliance Officer

JAY HATFIELD

By: /s/ Jay Hatfield